UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective August 15, 2019 (the “Closing Date”) the closing (the “Closing”) of the previously announced Share Exchange Agreement and Plan of Merger by and among Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain Media”), and its wholly-owned subsidiary Bright Mountain Israel Acquisition Ltd, an Israeli corporation (the “Merger Sub”), Slutzky & Winshman Ltd., an Israeli company (“S&W”) and the shareholders of S&W (the “Shareholders”) occurred (the “Acquisition”). On the Closing Date, and upon the terms and subject to the conditions set forth in the Merger Agreement, we acquired all of the outstanding shares of S&W (the “S&W Shares”) from the Shareholders in exchange for (i) the issuance an aggregate of 13,000,000 shares of our common stock (the “Consideration Shares”), and (ii) promissory notes (the “Notes”) in the aggregate principal amount of $750,000 (collectively, the “Purchase Price”). Effective on the Closing Date we issued an aggregate of 12,070,799 of the Consideration Shares, and the balance will be issued post-Closing following the approval of certain equity compensation plans as required under Israeli law (the “Israeli Sub Plan Approval”).

Upon Closing, we have agreed to pay Spartan Capital Securities, LLC, a broker-dealer and member of FINRA (“Spartan Capital”), a finder’s fee equal to (i) $165,000 in cash, payable from the proceeds of a future offering, and (ii) issue it 650,000 shares of our common stock valued at $1,137,500.

Under the terms of the Merger Agreement, following the Acquisition, Merger Sub will merge with and into S&W, then, a wholly-owned subsidiary of Parent (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law, 5759-1999 of the State of Israel (the “ICL”), following which, Merger Sub will cease to exist. As soon as practicable after Closing, Bright Mountain Media agreed to cause each of Merger Sub and S&W to deliver to the Registrar of Companies of the State of Israel (the “Companies Registrar”) a merger proposal (in the Hebrew language), in accordance with ICL and the customary practice of the Companies Registrar (a “Merger Proposal”) informing the Companies Registrar of the Merger and requesting that the Companies Registrar declare the Merger effective and issue a certificate evidencing completion of the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”) (the time at which the Merger becomes effective is herein referred to as the “Effective Time”). Under the provisions of the ICL, at least 50 days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and at least 30 days shall have elapsed after the approval of the Merger by the shareholder of S&W and Merger Sub. On the Effective Time, in accordance with the customary practice of the Companies Registrar, Merger Sub will request that the Companies Registrar declare the Merger effective and issue the Certificate of Merger, at which time the separate existence of the Merger Sub will terminate.

Following the Closing but prior to the Effective Time, the Acquisition may be terminated if any Israeli Governmental Entity (as that term is defined in the Merger Agreement) issues an order restraining or enjoying the Merger, and such order has become final and non-appealable. In that event, the S&W Shares would be returned by us to the Shareholders, the Consideration Shares would be returned to us by the Shareholders and the escrow agreements described below would be terminated, the Notes would be surrendered, and the Acquisition would be considered null and void.

The Notes do not bear interest and are unsecured. 50% of the principal amount is due on or before one year from the Closing and the balance is due two years from the Closing. The amounts due under two of the Notes will be forgiven by the Shareholders in the event:

●	(a) the (i) payee ceases to provide continuous services to S&W, or any affiliate thereof employing or retaining the payee, in the capacity of an employee, consultant or other service provider following termination of the employment or consulting agreement by and between S&W and the payee as hereinafter described, (ii) for “Cause”, as such term is defined in the Note; or (ii) voluntary termination by the payee pursuant to the Note, other than termination for Good Reason, other than for death or Disability (as such terms are defined in the Note); and

●

(b) S&W fails to achieve the following milestones on or before the “Milestone Date” (as such term is defined in the Note): (i) develop a minimum of ten Smart TV applications, and (ii) API integration with a minimum of two platforms (collectively, the “Milestones”).

The amount due under the third Note will be forgiven by that Shareholder in the event the Milestones are not achieved. The foregoing description of the terms and conditions of the Notes is qualified in its entirety by reference to the Notes which are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

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At Closing, Bright Mountain Media and the Shareholders entered into an 24 month Escrow Agreement (the “Escrow Agreement”) with a third party escrow agent (the “Escrow Agent”) pursuant to which:

●	the S&W Shares were deposited with the Escrow Agent, which, by virtue of the Merger (as hereinafter defined) and without any action on the part of the Shareholders, will be released to Bright Mountain Media at the Effective Time. Prior to the Effective Time we have the right to vote the S&W Shares. In the event there is no Effective Time, the Escrow Agent will disburse the S&W Shares pursuant to written instructions by the Shareholders and Bright Mountain Media; and

●	an aggregate of 1,809,171 of the Consideration Shares were deposited with the Escrow Agent (the “Escrow Share Amount”). Pursuant to the terms of the Merger Agreement, the Escrow Share Amount will be released to Bright Mountain Media in the event of any AR Collection Shortfall or in connection with adjudicated indemnification claims, in which event such shares will be cancelled and returned to the treasury with the status of authorized but unissued shares of our common stock. If there is no AR Collection Shortfall or adjudicated indemnification claim, the Escrow Share Amount will be released to the Shareholders.

The foregoing description of the terms and conditions of the Escrow Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.4 to this report.

At Closing, Bright Mountain Media, S&W and the Escrow Agent also entered into the Converted RSU (Restricted Stock Unit) Escrow Agreement (the “Converted RSU Escrow Agreement”) related to certain stock options granted by S&W which were outstanding prior to the execution of the Merger Agreement. Under the terms of the Merger Agreement and the Converted RSU Escrow Agreement, 223,154 of the Consideration Shares when issued following the Israeli Sub Plan Approval will be deposited in escrow pending the lapse of 30 days from the filing by the Merger Sub of the Israeli Sub-Plan with the Israel Tax Authority, or if permitted under applicable Law or pursuant to the Options Tax Ruling or Interim Tax Ruling, if obtained (as all such terms are defined in the Merger Agreement), after which such options will be converted to restricted stock units of Bright Mountain Media, vesting in accordance with the terms of the original options (the “Converted RSUs”). Upon the Effective Time, such options shall be deemed to have been cancelled against issuance of the Converted RSUs, without any further action of the parties or the option holders of such options. The escrow created thereunder will terminate upon the earlier to occur of (i) the release of all Converted RSUs to the option holders and/or redistribution to the 103K Trustee (as that term is defined in the Merger Agreement) and the Shareholders, or (ii) 24 months following the Closing Date. An option holder (and Shareholder) does not have any voting rights or any other rights as a shareholder of Bright Mountain Media with respect to the Converted RSUs until such time as they are delivered to the option holder (or transferred to the 103 Trustee) in accordance with the Converted RSU Escrow Agreement.

The foregoing description of the terms and conditions of the Converted RSU Escrow Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.5 to this report.

The Consideration Shares are subject to lock up leak out agreements (the “Lock Up Leak Out Agreements”) pursuant to which the Shareholder agreed that during the period commencing on the Effective Time and ending six (6) months from the Effective Time (the “Lock Up Period”) the Shareholder will not without the prior written consent of Bright Mountain Media, which such consent may not be unreasonably withheld, delayed or conditioned, (i) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Consideration Shares, or (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Consideration Shares, whether any such transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise ((i) and (ii) being hereinafter collectively referred to as the “Lock Up”), in each case other than (A) transfers to immediate family members of the Shareholder, trusts for the benefit of the Shareholder or his immediate family members, and (B) transfers by will or intestacy upon the death of the Shareholder. The Lock Up Period is subject to earlier termination in the event of a Change of Control of Bright Mountain Media as that term is defined in the Lock Up Leak Out Agreement. Following the expiration of the Lock Up Period any resales of Consideration Shares by the Shareholder on such market or stock exchange which is the primary trading market for Bright Mountain Media’s common stock (the “Primary Market”) are subject to compliance with Bright Mountain Media’s insider trading policies as may be in effect from time to time. At any time following the Effective Time, if the Shareholder reasonably determines that any resales of the Consideration Shares by the Shareholder shall cause, in and of themselves (i.e. disregarding any sales made by other shareholders of Bright Mountain Media), the trading price of Bright Mountain Media’s common stock in the Primary Market to decline in value, the Shareholder is obligated to reduce the number of Consideration Shares he resells in the Primary Market at such time, it being the intent of the parties hereto that the market price of Bright Mountain Media’s common stock shall not be adversely impacted solely by resales of the Consideration Shares by the Shareholder. The foregoing description of the terms and conditions of the Lock Up Leak Out Agreement is qualified in its entirety by reference to the form of agreement which is filed as Exhibit 10.6 to this report.

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At Closing, Mr. W. Kip Speyer, Chairman of the Board and Chief Executive Officer of Bright Mountain Media, entered into an lock up leak out agreement (the “Affiliate Lock Up Leak Out Agreement”) covering 9,543,546 shares of our common stock owned by him, the terms of which are identical to the Lock Up Leak Out Agreement. The foregoing description of the terms and conditions of the Affiliate Lock Up Leak Out Agreement is qualified in its entirety by reference to the form of agreement which is filed as Exhibit 10.7 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

As set forth in Item 2.01 of this report, on the Closing Date we agreed to issue an aggregate of 13,000,000 shares of our common stock pursuant to the terms of the Merger Agreement as a component of the Purchase Price. The recipients were accredited or otherwise sophisticated investors and the issuances were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions provided by Section 4(a)(2) and Regulation S thereof.

Following the Closing we also issued an aggregate of 60,000 shares of our common stock valued at $105,000 to the employees of S&W as compensation. The recipients were non-U.S. persons and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided Regulation S thereof.

As also set forth in item 2.01 of this report, following the Closing we issued Spartan Capital 650,000 shares of our common stock valued at $1,137,500 as partial consideration under a Finder’s Fee Agreement. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On August 15, 2019 Mr. Joey Winshman was appointed to our board of directors in connection with the Closing. Biographical information for Mr. Winshman is set forth below.

Joey Winshman. Mr. Winshman, 31, has served as Chief Marketing Officer of S&W since co-founding the company in February 2015. Since June 2018 he has also served as Chief Marketing Officer of Lumynox, a subsidiary of S&W. Prior to co-founding S&W, from June 2013 until January 2015 Mr. Winshman was Media Manager for Taptica International Ltd., now known as Tremor International Ltd. (AIM: TRMR), a leader in advertising technologies with operations in more than 60 countries. Mr. Winshman, who is a citizen of both Israel and the U.S., received a B.S. in Business Administration, Management Information Systems, from the University of Vermont.

Mr. Winshman will not be considered an independent director and will not receive any compensation for his services on the board of directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2019 our board of directors adopted a resolution fixing the number of members of our board of directors at six in accordance with the provisions of our Bylaws, thereby creating a vacancy on the board which was filled by Mr. Winshman’ appointment as described under Item 5.02 of this report.

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Item 8.01	Other Events.

Employment and consulting agreements

At Closing we also entered into employment or consulting agreements with the Shareholders to ensure the continuity of the operations of S&W post-Closing, including:

Employment agreement with Joey Winshman. At the Closing, S&W entered into a two year employment agreement with Mr. Winshman to serve as its Chief Marketing Officer. Mr. Winshman will be entitled to a monthly salary of NIS 46,500 (approximately $13,800). Mr. Winshman will be entitled to an annual cash bonus in an amount and subject to terms and conditions to be agreed upon, and reimbursement of certain expenses. S&W is obligated to contribute an amount of approximately 6.5% of his base salary to a pension plan and 7.5% of his base salary to an education fund. Mr. Winshman will be entitled to 20 days of paid vacation annually, and paid sick days and convalescence days in accordance with Israeli law. The initial term of the agreement may be extended by notice for an additional one year term. Prior to the expiration of the initial term, the agreement may only be terminated for “cause” as defined in the agreement; and thereafter it may be terminated by either party upon 60 days notice. In connection with the employment agreement, S&W also entered into a non-competition, proprietary information and inventions agreement.

Consulting agreements with Nadav Slutzky and Eli Desatnik

At Closing S&W entered into two year consulting agreement with each of Mr. Slutzky and Mr. Desatnik. Under the terms of these agreements, S&W will pay each of them a consulting fee of NIS 57,308 (approximately $16,500) plus value added taxes, and they are entitled to receive to an annual cash bonus in an amount and subject to terms and conditions to be agreed upon, and reimbursement of certain expenses. The initial term of each of the agreements may be extended by notice for an additional one year term. Prior to the expiration of the initial term, the agreement may only be terminated for “cause” as defined in the agreement; and thereafter it may be terminated by either party upon 60 days notice. In connection with the consulting agreement, S&W also entered into a non-competition, proprietary information and inventions agreement with each of Mr. Slutzky and Mr. Desatnik.

The descriptions of the terms and conditions of the employment agreement with Mr. Winshman and the consulting agreements with Messrs. Slutzky and Desatnik are qualified in their entirety by reference to the agreements which are filed as Exhibits 10.8, 10.9 and 10.10, respectively, to this report.

Business of S&W

Following the Closing, S&W is now a subsidiary of Bright Mountain Media. Set forth below is information regarding the business and operations of S&W.

S&W, headquartered in Tel Aviv, Israel, is a data-driven marketing company which utilizes programmatic solutions for over the top, or “OTT”, video and mobile advertising. Leveraging machine learning data, S&W provides technology for content creators to deploy, distribute, and monetize their content. S&W generates approximately 60% of its revenues from its video department, with the balance of approximately 40% from its mobile and display department.

Video department:

●	Video Ads Marketplace. S&W’s video platform has over 230 million monthly impressions appearing on 150 markets worldwide with over 2000 apps and web publishers as well as over 1500 ads.txt implemented publishers at any given time. Advertising agencies and brands around the world use S&W’s platform to sell and buy cross-screen video advertising to meet their key performance indicator needs. S&W provides video solutions across in-stream, out-stream, in-text and mobile video ad units and provide support for multiple other video formats with cross-device capabilities;

●	Programmatic Ads. S&W’s deep neural networks predict real-time bidding patterns leveraging algorithms to choose the best monetization channels for each user segment and it has terabytes of behavioral data to optimize digital publishing assets. With a focus on high-quality programmatic video advertising for mobile and desktop platforms, S&W manages an in-house programmatic marketplace to combine the largest supply side platforms, or SSPs, demand side platforms, or DSPs, and real-time bidding trade desks, or RTBs. S&W’s data driven mobile and desktop advertisement solutions integrate into the largest inventory sources of premium mobile and display, RTB, private marketplaces, or PMP, deal identifiers, ad automation, and direct campaigns; and

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●	OTT/CTV. Owning over 20 CTV applications across ROKU, Apple TV, Amazon Fire, and Android TV allows S&W to organically and strategically expand its core ad business. SDK/cross platform porting allows S&W to build and deploy new apps in minutes. Since the release of its apps in August 2018, S&W has over 700,000 installs organically and a content library of over 50,000 videos. S&W’s current focus is on content, distribution and securing preinstalled deals with OTT companies. S&W’s pending release on KPN in the Netherlands is expected to expose it to over 3 million pre-installed users. In addition, S&W partners with technology providers, such as Netrange, which places S&W apps as pre-installed offerings on Sharp, Hisense, TCL, and Philips smart TVs, among other brands.

Mobile and display department - AdservME

S&W’s AdservME is a RTB SSP/DSP which processes over 10 billion ad requests daily. AdservME supports any ad format available via OpenRtb, such as In app, mobile web, desktop, native and video, and any ad format available via XML such as pop up, extension traffic, search and push notifications. AdservME’s self-serving advertising, or SSA, platform enables direct advertisers of any vertical to achieve their key performance indicators and return on investments. Each advertiser has access to S&W’s full reach of direct and programmatic supply on any type of screen via any ad format. Full reporting, tracking and optimization functions enable S&W’s partners to work independently or with its SSA team guiding them to achieve optimal results. Push notifications, the newest trending display format, offers S&W’s partners with outstanding user value and revenue potential. AdservME directly integrates push notification users to programmatic and native ad agencies as well as direct buyers via the SSA.

Technology platforms

S&W’s automation tools include a nano-service based architecture that integrates with multiple partner application program interfaces, or APIs, and automatically executes thousands of different complex and tedious tasks such as optimization, black/white listing, and bid adjustments. S&W’s tools are designed in a generic way so its can integrate new partner APIs within hours. Leveraged for a variety of different tasks, S&W’s algorithms are based on data, buying trends, and forecasts to implement into its ad stack and programmatic capabilities. Its self-service platform enables ease of use for its advertising partners to permit seamless integration into S&W’s marketplace, and its large scale video-serving system cluster downloads and indexes terabytes of video content from multiple sources and redistributes them to a plethora of client-side applications including Roku, Android, Fire-TV, Apple-TV.

Sales and marketing

S&W sales and account managers integrate its inventory, data, and technology to capture and manage the most engaged audiences for its clients via programmatic and direct partnerships. S&W’s teams seek to leverage its technology to create a competitive product which maximizes yield and preserves user experience.

Intellectual Property Rights

S&W own intellectual property (IP) and related IP rights that relate to its products, services and assets. Its IP portfolio includes trade secrets and code. It actively seeks to protect its IP rights and to deter unauthorized use of its IP and other assets. While its IP rights are important to its success, its business as a whole is not significantly dependent on any single patent, trademark, or other IP right.

Principal offices

S&W leases its principal offices from an unrelated third party under a lease agreement expiring in December 2019. It has the right to extend this agreement for an additional two year term upon 90 day notice. Its base monthly rent is NIS 31,750 (approximately $9,000) plus value added taxes, monthly parking of NIS 4,900 (approximately $1,388) and monthly leasehold improvements (initial term only) of NIS 6,945 (approximately $1,967).

Employees

At August 14, 2019, S&W had 18 full time and 4 part-time employees, all of whom are located in Israel.

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Item 9.01.	Financial Statement and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of S&W for the years ended December 31, 2018 and 2017 are filed as Exhibits 99.1 and 99.2, respectively, to this report. The required unaudited interim financial statements of S&W for the periods required pursuant to Rule 8-04(b) of Regulation S-X will be filed by amendment to this report within the time prescribed pursuant to Item 9.01(a) of Form 8-K.

(b)	Pro forma financial information.

The required pro forma financial information required by Rule 8-05 of Regulation S-X will be provided under an amendment to this report within the time required pursuant to Item 9.01(c) of Form 8-K.

(d)	Exhibits.

		Incorporated by Reference			Filed or
No.	Exhibit Description	Form	Date Filed	Number	Furnished Herewith
2.1	Share Exchange Agreement and Plan of Merger dated July 31, 2019 by and among Bright Mountain Media, Inc., Bright Mountain Israel Acquisition Ltd (a to be formed entity), Slutzky & Winshman Ltd. and the shareholders of Slutzky & Winshman Ltd.	8-K	8/1/19	2.1
10.1	Promissory Note dated August 15, 2019 due to Joey Winshman				Filed
10.2	Promissory Noe dated August 15, 2019 to Nadav Slutzky				Filed
10.3	Promissory Note dated August 15, 2019 to Eli Desatnik				Filed
10.4	Escrow Agreement dated August 15, 2019 by and among Bright Mountain Media, Inc., the shareholders of Slutzky & Winshman Ltd. and Pearlman Law Group LLP				Filed
10.5	Converted RSU Escrow Agreement dated August 15, 2019 by and among Bright Mountain Media, Inc., Slutzky & Winshman Ltd. and Pearlman Law Group LLP				Filed
10.6	Form of Lock Up Leak Out Agreement				Filed
10.7	Affiliate Lock Up Leak Out Agreement				Filed
10.8	Employment Agreement dated August 15, 2019 by and between Slutzky & Winshman Ltd. and Joey Winshman				Filed
10.9	Consulting Agreement dated August 15, 2019 by and between Bright Mountain Media, Inc., Slutzky & Winshman Ltd. and Nadav Slutzky				Filed
10.10	Consulting Agreement dated August 15, 2019 by and between Bright Mountain Media, Inc., Slutzky & Winshman Ltd. and Eli Desatnik				Filed
99.1	Audited financial statements of Slutzky & Winshman Ltd. at December 31, 2018 and for the year then ended				Filed
99.2	Audited financial statements of Slutzky & Winshman Ltd. at December 31, 2017 and for the year then ended				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2019	Bright Mountain Media, Inc.

	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer

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